Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-200809 of CCH I, LLC on Form S-4 of our report dated October 31, 2014 relating to the financial statement of Midwest Cable, Inc. appearing in the proxy statement/prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such proxy statement/prospectus.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania

January 9, 2015